UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) October 26, 2023
TFS FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

United States of America	001-33390	52-2054948
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7007 Broadway Ave.,	Cleveland,	Ohio	44105
(Address of principle executive offices)			(Zip Code)
Registrant's telephone number, including area code (216) 441-6000
Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange in which registered
Common Stock, par value $0.01 per share	TFSL	The NASDAQ Stock Market, LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition.
On October 26, 2023, TFS Financial Corporation (the "Company”), the holding company for Third Federal Savings and Loan Association of Cleveland (the "Association"), issued a press release announcing its operating results for the three months and fiscal year ended September 30, 2023. A copy of the press release is attached as Exhibit 99.1 to this Report.
The information contained in this Item 2.02 and in the accompanying exhibit 99.1 shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof. The information in this report, including the exhibit hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On October 26, 2023, the Board of Directors of TFS Financial Corporation and Third Federal Savings and Loan approved certain leadership changes to be effective as of January 1, 2024. The Board appointed Timothy W. Mulhern, who currently serves as the Company’s Chief Financial Officer, to the roles of Chief Innovation Officer of the Association and Vice President of the Company. Additionally, the Board appointed Meredith S. Weil as the Company’s Chief Financial Officer and Secretary. Ms. Weil currently serves as the Chief Operating Officer and Secretary of the Company and as Chief Operating Officer of the Association. Effective with these changes, Ms. Weil and other key officers of the respective entities will absorb responsibilities traditionally performed by the Chief Operating Officer.
Ms. Weil, age 57, has served as the Company’s Chief Operating Officer since 2018. Ms. Weil joined Third Federal Savings and Loan in 1999 and has served as Chief Operating Officer of the Association since 2012. Ms. Weil has served on the Company’s Board of Directors since 2014 and has been the Company’s Secretary since 2021. She has worked in the banking industry since 1992.
Mr. Mulhern, age 57, was named the Chief Financial Officer of the Company in January 2022. Mr. Mulhern joined Third Federal Savings and Loan in 2003 and has held several key roles in management including IT and Servicing. He was named the Chief Credit Officer in August 2018 and Director of Internal Audit in June 2019.
There are no transactions involving Ms. Weil, Mr. Mulhern and the Company that require disclosure under Item 404(1) of Regulation S-K. In addition, there are no arrangements or understandings between Ms. Weil, Mr. Mulhern and any other person pursuant to which they were selected to serve as officers of the Company.
The October 26, 2023 press release, which is attached to this Current Report on Form 8-K as Exhibit 99.1, also announced these leadership changes.

Item 9.01	Financial Statements and Exhibits.

 (d) Exhibits.

99.1        Press Release dated October 26, 2023
104        Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TFS FINANCIAL CORPORATION (Registrant)

Date:	October 26, 2023	By:	/s/ Timothy W. Mulhern
Timothy W. Mulhern
Chief Financial Officer